SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [X ] Preliminary Proxy Statement             [  ] Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule 14a-
                                                     6(e)(2))
   [  ] Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
        240.14a-12

                           Northland Cranberries, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X ] No fee required.

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

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        4)  Date Filed:

                                PRELIMINARY DRAFT

                            [PRINTER TO INSERT LOGO]

                           NORTHLAND CRANBERRIES, INC.

                             800 First Avenue South
                       Wisconsin Rapids, Wisconsin 54494
                              ____________________

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 8, 1997
                              ____________________

   TO THE SHAREHOLDERS OF NORTHLAND CRANBERRIES, INC.:

        NOTICE IS HEREBY GIVEN that the 1997 annual meeting of shareholders of NORTHLAND CRANBERRIES, INC., a Wisconsin corporation ("Company"), is scheduled to be held on Wednesday, January 8, 1997 at 3:00 p.m. at Cranberries Ballroom, 2321 West Grand Avenue, Wisconsin Rapids, Wisconsin for the following purposes, as more fully described in the accompanying Proxy Statement:

        1.   To elect seven directors, each for a one-year term.

        2. To approve the proposed amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Class A Common Stock, $.01 par value, from 20,000,000 to 60,000,000, and to increase the number of authorized shares of Class B Common Stock, $.01 par value, from 2,000,000 to 4,000,000.

        3. To consider and act upon such other business as may properly come before the annual meeting or any adjournment thereof.

        Only holders of record of the Class A and Class B Common Stock as of the close of business on November 25, 1996 will be entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof. Shareholders may vote in person or by proxy. The holders of Class A Common Stock will be entitled to one vote per share and the holders of Class B Common Stock will be entitled to three votes per share on each matter submitted for shareholder consideration at the annual meeting.

        Even if you plan to attend the annual meeting, please complete, date and sign the enclosed proxy and mail it promptly in the envelope provided. If you attend the annual meeting, you may revoke your proxy and vote your shares in person. Your attention is directed to the attached Proxy Statement and the accompanying proxy.

                                 NORTHLAND CRANBERRIES, INC.

                                 [PRINTER TO INSERT SIGNATURE]

                                 David J. Lukas
                                 Vice President Administration
                                 Corporate Counsel and Secretary

   Wisconsin Rapids, Wisconsin
   November 27, 1996

   YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY IN THE ENVELOPE PROVIDED.


                                PRELIMINARY DRAFT

                           NORTHLAND CRANBERRIES, INC.

                            [PRINTER TO INSERT LOGO]
                              ____________________

                                 PROXY STATEMENT
                                       For
                       1997 Annual Meeting of Shareholders
                           To Be Held January 8, 1997
                              ____________________


                               GENERAL INFORMATION

        All of the share amounts and prices (e.g., such as option exercise prices) set forth in this Proxy Statement have been adjusted to reflect the Company's two-for-one stock split effected on September 3, 1996 in the form of a 100% dividend on both its Class A Common Stock and Class B Common Stock.

        This Proxy Statement and accompanying proxy are being furnished to the shareholders of Northland Cranberries, Inc., a Wisconsin corporation ("Company"), beginning on or about November 27, 1996 in connection with the solicitation by the Board of Directors of the Company ("Board") of proxies for use at the Company's 1997 annual meeting of shareholders scheduled to be held on Wednesday, January 8, 1997 at 3:00 p.m. at Cranberries Ballroom, 2321 West Grand Avenue, Wisconsin Rapids, Wisconsin, and at any adjournment thereof ("Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders and in this Proxy Statement.

        Only record holders of outstanding shares of Class A Common Stock ("Class A Shares") and outstanding shares of Class B Common Stock ("Class B Shares" and, together with the Class A Shares, "Common Shares") as of the close of business on November 25, 1996 ("Record Date") are entitled to notice of, and to vote at, the Meeting. As of the Record Date, the Company's outstanding voting securities consisted of 12,903,300 Class A Shares and 636,202 Class B Shares. Each record holder of any outstanding Class A Shares as of the Record Date is entitled to one vote per share for each proposal submitted for consideration at the Meeting. Each record holder of any outstanding Class B Shares as of the Record Date is entitled to three votes per share for each such proposal. As of the Record Date, the total number of votes represented by the outstanding shares of both classes of the Company's Common Shares was 14,811,906, consisting of 12,903,300 votes represented by outstanding Class A Shares and 1,908,606 votes represented by outstanding Class B Shares.

        A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the proxy, the Common Shares represented thereby will be voted FOR the Board's seven director nominees set forth below, FOR approval of the proposed amendment to the Company's Articles of Incorporation to increase the number of authorized Class A Shares from 20,000,000 to 60,000,000 and to increase the number of authorized Class B Shares from 2,000,000 to 4,000,000 (the "Authorized Shares Amendment"), and in accordance with the best judgment of the proxies named in the proxy on such other business or matters which may properly come before the Meeting. Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Meeting and to vote in person. Presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Each proxy granted may be revoked by the person giving it at any time before the exercise thereof by giving written notice to such effect to the Secretary of the Company, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

                              ELECTION OF DIRECTORS

   Director Nominees

        At the Meeting, the shareholders will elect seven directors, constituting the entire Board, to hold office until the Company's next annual meeting of shareholders and until their successors are duly qualified and elected. It is intended that the persons named as proxies in the accompanying proxy will vote FOR the election of all of the Board's nominees. All nominees are currently serving as shareholder-elected Board members. If any nominee should become unable to serve as a director prior to the Meeting, the Common Shares represented by proxies otherwise voted in favor of the Board's nominees or which do not contain any instructions will be voted FOR the election of such other person as the Board may recommend in place of such nominee. Under Wisconsin law, directors are elected by a plurality of the votes cast by the Common Shares entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be elected at the Meeting. Therefore, any Common Shares which are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Meeting.

        The Board's nominees are set forth below along with certain related information as of the Record Date. Unless otherwise indicated, positions listed are, or were, held with the Company.

         Name and Age       Director
          of Nominee          Since        Current Principal Employment

    John Swendrowski          1987    President and Chief Executive Officer
      48
    LeRoy J. Miles            1987    Retired Executive Vice President
      61                               and Retired Corporate Secretary

    Robert E. Hawk            1989    Executive Vice President and
      41                              President of Wildhawk, Inc. (Company
                                      subsidiary which serves as an agri-
                                      supplier to cranberry growers)

    Patrick F. Brennan        1989    President and Chief Executive Officer
      64                              of Consolidated Papers, Inc.
                                      (manufacturer of coated printing
                                      papers)
    Jeffrey J. Jones          1987    Partner in the law firm of Foley &
      43                              Lardner

    John C. Seramur           1987    President and Chief Executive Officer
      54                              of First Financial Corporation
                                      (savings bank holding company) and
                                      its principal subsidiary First
                                      Financial Bank

    Jerold D. Kaminski        1994    Vice President, Director of Marketing
      40                              for the Gold Medal Division of
                                      General Mills Corporation
                                      (manufacturer and marketer of dry
                                      packaged goods).

   Business Experience

        Mr. Swendrowski originally founded the Company and assumed his current positions in May 1987. Prior to forming the Company, Mr. Swendrowski was the organizer and syndicator of investment interests, and a general partner, in each of the five limited partnerships ("Limited Partnerships") which were combined into the Company as part of its initial public stock offering in August 1987.

        Mr. Miles retired as Corporate Secretary on August 18, 1995 and as Executive Vice President of the Company on December 31, 1994, although he still remains an employee of the Company. Mr. Miles had held such executive positions with the Company since May 1987.

        Mr. Hawk was appointed Executive Vice President in October 1996. Prior to that, Mr. Hawk served as the Company's Vice President - Sales, Marketing and Special Projects since January 1993, and prior thereto he served as Vice President - Operations since January 1989.

        Mr. Brennan was elected President and Chief Executive Officer of Consolidated Papers, Inc., Wisconsin Rapids, Wisconsin in October 1993. Prior thereto, he served as President and Chief Operating Officer for five years, Executive Vice President for over one year and Corporate Vice President for three years. He has served as a director of Consolidated Papers, Inc. since February 1987. Mr. Brennan is also a director of Betz Laboratories, Inc., Trevose, Pennsylvania, a manufacturer of specialty chemicals.

        Mr. Jones has been a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin, since January 1987, and has been associated with such firm since 1978. Foley & Lardner has been the Company's general outside legal counsel since the Company's formation and served as general legal counsel to the Limited Partnerships.

        Mr. Seramur has been President and Chief Executive Officer of First Financial Bank, Stevens Point, Wisconsin, since 1977 and a director thereof since 1966. He has also been the President and a director of First Financial Corporation since its formation in 1983.

        Mr. Kaminski has been the Director of Marketing for the Food Service Division of General Mills Corporation since September 1993. Prior thereto, Mr. Kaminski served as Marketing Director of the Gold Medal Division of General Mills Corporation from September 1991 to September 1993 and as Marketing Manager of the Gold Medal Division of General Mills Corporation from February 1989 to September 1991.

   Board Meetings and Committees

        The Board met four times during fiscal 1996. It also met three times during the Company's five-month transitional period from April 1, 1995 to August 31, 1995 associated with the Company's change in fiscal year end from March 31 to August 31 ("Transitional Period"). The Board currently has standing Executive, Audit, and Compensation and Stock Option Committees.

        The Executive Committee did not meet in fiscal 1996 or in the Transitional Period. The Executive Committee's principal function is to act on behalf of the Board between meetings, except with respect to matters which may not be delegated to a committee under Wisconsin corporate law. Present members of the Executive Committee are Messrs. Swendrowski (Chairman), Miles and Hawk.

        The Audit Committee met once in fiscal 1996. It also met twice during the Transitional Period. The Audit Committee's principal functions are to recommend annually a firm of independent public accountants to serve as the Company's independent auditors for the forthcoming fiscal year, to meet with and review reports of the Company's independent accountants and auditors, to oversee the Company's quarterly and annual financial reporting process and to conduct a post-audit review of various items relating to the Company's annual financial reporting and audit process. The Audit Committee presently consists of Messrs. Kaminski (Chairman), Seramur, Brennan and Jones.

        The Compensation Committee met twice in fiscal 1996. It also met twice during the Transitional Period. It has authority to administer the Company's 1987, 1989 and 1995 Stock Option Plans, including the grant of options thereunder to key employees of the Company, and to approve the compensation, bonuses and benefits of officers and key employees of the Company. The Compensation and Stock Option Committee presently consists of Messrs. Seramur (Chairman), Kaminski and Brennan. See "Executive Compensation-Report on Executive Compensation."

        The Board does not have a nominating committee. Shareholders who wish to propose director nominees for consideration at the Meeting may do so under the Company's By-laws only by giving written notice of an intent to make such a nomination to the Secretary of the Company not less than 30 days in advance of the Meeting. Such notice must specify, among other things, the nominee's name, biographical data and qualifications.



                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

   Share Ownership

        The following table sets forth certain information as of the Record Date regarding the beneficial ownership of each class of Common Shares held by (i) each current director and executive officer of the Company who is named in the Summary Compensation Table set forth below under "Executive Compensation-Summary Compensation;" (ii) all current directors and executive officers of the Company as a group; and (iii) each person or entity known to the Company to be the beneficial owner of more than 5% of either class of Common Shares. All of the persons or entities listed below are believed by the Company to have sole voting and investment power over the Common Shares identified as beneficially owned, except as indicated otherwise in the footnotes to the table.

                                      Class A       Class B
                                      Shares         Shares
                                   Beneficially   Beneficially   Percentage
                                     Owned and     Owned and    of Aggregate
    Name of Individual or Entity    Percentage   Percentage of     Voting
         or Number in Group         of Class(1)     Class(1)        Power

                                     Directors and Executive
                                            Officers

    John Swendrowski(2)              464,362(3)    601,738(4)       15.0%
                                       (3.5%)        (94.6%)

    LeRoy J. Miles                   102,346(5)    322,462(6)       1.4%
                                           *         (50.7%)
    Robert E. Hawk                   459,710(7)         __           3.1%
                                       (3.5%)

    John A. Pazurek                   98,034(8)         __            *
                                           *
    John C. Seramur                   72,080(9)         __            *
                                           *

    Jeffrey J. Jones                  22,752(10)        __            *
                                           *
    Patrick F. Brennan                 7,910(11)        __            *
                                           *
    Jerold D. Kaminski                   516(12)        __            *
                                           *

    David J. Lukas                    66,574(13)        __            *
                                           *
    John S. Wilson                    24,000(14)        __            *
                                           *

    All directors and executive    1,428,284        636,202        21.3%
    officers as a group (13           (10.4%)         (100%)
    persons)(15)
                                   Other Five Percent Holders

    State of Wisconsin Investment  1,078,000             __         7.3%
    Board ("SWIB")(16)                 (8.4%)


    Wellington Management Co.        910,400            __          6.1%
      ("Wellington")(17)               (7.1%)

    David L. Babson & Co.          1,029,000           __           6.9%
      ("Babson")(18)                   (8.0%)

   ________________________________

   *    Denotes less than 1%.

   (1) The outstanding Class B Shares are convertible on a share-for-share basis into Class A Shares at any time at the discretion of each holder. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Class A Shares. However, in order to avoid overstatement of the aggregate beneficial ownership of shares of both classes of the Company's Common Shares, the Class A Shares reported in the table do not include Class A Shares which may be acquired upon the conversion of Class B Shares. Similarly, the respective percentages of outstanding Class A Shares reported in the table have been determined with respect to the total number of Class A Shares outstanding on the Record Date, excluding Class A Shares which may be issued upon conversion of Class B Shares.

   (2) The address of Mr. Swendrowski is 800 First Avenue South, Wisconsin Rapids, Wisconsin 54494.

   (3) The Class A Shares listed include (i) 120,362 shares owned directly by Mr. Swendrowski or members of his immediate family; and
        (ii) 344,000 shares which Mr. Swendrowski has the right to acquire upon the exercise of vested stock options.

   (4) The Class B Shares listed include (i) 313,740 shares owned directly by Mr. Swendrowski; and (ii) 287,998 shares held by Cranberries Limited, Inc. ("CLI"), a corporation owned by Messrs. Swendrowski and Miles and controlled by Mr. Swendrowski.

   (5) The Class A Shares listed include (i) 21,352 shares owned directly by Mr. Miles; (ii) 78,000 shares which Mr. Miles has the right to acquire upon the exercise of vested stock options; and (iii) 2,994 shares held for the account of Mr. Miles' wife.

   (6) The Class B Shares listed include the 287,998 shares currently held by CLI, which are deemed to be beneficially owned by Mr. Miles as an officer and shareholder of CLI. Such shares are also included under the number of Class B Shares deemed to be beneficially owned by Mr. Swendrowski. See note (5) above.

   (7) The Class A Shares listed include (i) 288,200 shares owned directly by Mr. Hawk; (ii) 22 shares owned by his wife; (iii) 19,546 shares held in his IRA account; (iv) 9,942 held in his wife's IRA account; and (v) 142,000 shares which Mr. Hawk has the right to acquire upon the exercise of vested stock options.

   (8) Includes 96,000 Class A Shares which Mr. Pazurek has the right to acquire upon the exercise of vested stock options.

   (9) Includes 4,120 Class A Shares which Mr. Seramur has the right to acquire upon the exercise of vested stock options.

   (10) Includes 4,146 Class A Shares which Mr. Jones has the right to acquire upon the exercise of vested stock options.

   (11) Includes 4,010 Class A Shares which Mr. Brennan has the right to acquire upon the exercise of vested stock options.

   (12) Includes 516 Class A Shares which Mr. Kaminski has the right to acquire upon the exercise of vested stock options.

   (13) Includes 48,000 Class A Shares which Mr. Lukas has the right to acquire upon the exercise of vested stock options.

   (14) Includes 24,000 Class A Shares which Mr. Wilson has the right to acquire upon the exercise of vested stock options.

   (15) In determining the aggregate beneficial ownership of Class A Shares and Class B Shares, respectively, for all directors and executive officers as a group, Common Shares which are deemed to be beneficially owned by more than one person have been counted only once to avoid overstatement. The number of Class A Shares listed includes 842,992 Class A Shares which certain executive officers and directors have the right to acquire upon the exercise of vested stock options.

   (16) Except to the extent information is believed to be otherwise known by the Company, the information given is as of or about February 5, 1996 as reported by SWIB in its Amendment Number 5 to Schedule 13G filed with the Securities and Exchange Commission ("SEC") and the Company. The address for SWIB is P.O. Box 7842, Madison, Wisconsin 53707.

   (17) Except to the extent information is believed to be otherwise known by the Company, the information given is as of or about January 31, 1996 as reported by Wellington in its Schedule 13G filed with the SEC and the Company. The address of Wellington is 75 State Street, Boston, Massachusetts 02109.

   (18) Except to the extent information is believed to be otherwise known by the Company, the information given is as of or about February 12, 1996 as reported by Babson in its Schedule 13G filed with the SEC and the Company. The address of Babson is One Memorial Drive, Cambridge, Massachusetts 02142-1300.


                             EXECUTIVE COMPENSATION

   Report on Executive Compensation

             The Compensation and Stock Option Committee of the Board ("Committee") evaluates and approves the compensation of the Company's executive officers. The Committee's executive compensation policies and practices generally reflect the Company's efforts to attract, motivate and retain the Company's executive officers by providing a total compensation package based on relative corporate and personal performance. Executive officers' compensation is currently comprised of base salary, annual bonus payments and stock option grants. The Company also provides its employees, including its executive officers, with the opportunity to participate in a 401(k) plan.

             The Committee establishes each executive officer's base salary, including the salary of John Swendrowski, the President and Chief Executive Officer of the Company, at the beginning of each fiscal year for the forthcoming fiscal year. In determining the compensation of executives other than the Chief Executive Officer, the Committee principally considers the recommendations of the Chief Executive Officer. Each executive officer's base salary is generally based on the Committee's evaluation of the Company's and each individual's relative performance and achievements for the fiscal year then ended. In particular, in determining annual salary increases or decreases, the Committee reviews and evaluates the Company's revenues, earnings, harvest results, cost and expense levels and balance sheet strength for the prior fiscal year and each executive officer's individual contributions to the Company's results of operations and financial condition. The Company's performance with respect to these criteria, in particular its earnings per share, is compared to the Company's historical results and the Company's expectations for the fiscal year then ended. The Committee also considers the extent to which the Company otherwise attained its strategic and operating plans and goals established during the fiscal year and each officer's role in connection therewith, together with each officer's interpersonal relationships with other Company personnel. Although the Committee reviews a great deal of objective performance criteria, the Committee still exercises a significant amount of subjective evaluation in making its executive compensation decisions.

             The Company maintains an Executive Incentive Bonus Plan ("Bonus Plan") to provide incentive compensation opportunities to the Company's executive officers. Under the Bonus Plan as applicable to fiscal 1996, incentive cash bonuses are payable for fiscal 1996 to eligible employees if the Company's fiscal 1996 net income per share exceeded record fiscal 1994 net income per share ($0.33) by more than 10%. Since the Company's actual net income per share for fiscal 1996 was $0.50, almost 52% over fiscal 1994's record earnings, virtually the entire maximum amount of bonuses payable under the Bonus Plan will be paid to eligible employees. Following the awarding of bonuses for fiscal 1996 under the Bonus Plan, the Committee terminated the Bonus Plan and replaced it for fiscal 1997 with a new plan basing the payment of incentive cash bonuses on the achievement of specified objective and subjective goals, principal among them the achievement of certain targeted corporate earnings goals. The new plan, which applies to all Company employees, provides bonus opportunities of up to a specified percentage of base salary which varies by relative position.

             Regular stock option grants to executive officers under the Company's stock option plans are generally made annually by the Committee and are based principally on each executive officer's relative position at the Company and, in appropriate cases, his individual initiatives and achievements in the performance of his duties during the prior fiscal year and their impact on the Company's performance. The Committee also takes into account the level of regular option grants historically provided each year to each executive officer. On April 1, 1996, the Committe made an extraordinary grant of stock options to certain executive officers, including Mr. Swendrowski, at an exercise price equal to 100% of the fair market value of the Class A Shares on such date. These extraordinary grants, exercisable for an aggregate of 182,000 Class A Shares, were made to compensate such executive officers for their voluntary agreement to limit the amount of tax offset bonuses associated with their prior receipt of certain stock options in 1987 and 1989. Because of the significant increase in the price of the Company's Class A Shares since the grant date of such options, and particularly since the summer of 1995 (see "Stock Price Performance Information"), the Company would have been required by generally accepted accounting principles to recognize a significant accrued compensation expense and a resultant reduction in reported earnings if these tax offset bonuses would not have been voluntarily limited by these executive officers.

             The Company's stock option plans, including its 1995 Stock Option Plan, are intended to promote the best interests of the Company and its shareholders by providing key employees with the opportunity to acquire or increase their ownership interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. Options have historically been granted to selected key employees at 100% of the Class A Shares' fair market value on the date of grant, have a term of not to exceed 10 years and either vest in increments of 20% on each of the first, second, third, fourth and fifth anniversaries of the grant date or are immediately vested upon grant. Since the economic value of stock options is inherently dependent upon the level of future price appreciation of the underlying stock options granted by the Committee will only provide executive officers with value to the extent the price of the Class A Shares increases above the option exercise price on the grant date. Thus, the Committee believes that stock option grants help better align the economic interests of the Company's management with its shareholders.

             In determining Mr. Swendrowski's 6% base salary increase for fiscal 1997, and his bonus amount based on the Company's fiscal 1996 financial performance, the Committee took into account the Company's outstanding fiscal 1996 financial performance, including record sales, earnings and earnings per share; the Company's 145% increase in stock price from August 31, 1995 to August 31, 1996; its 14% increase in cash dividends per share over the same period; and the Company's 100% stock dividend distributed on September 3, 1996. Also considered by the Committee were Mr. Swendrowski's contributions during fiscal 1996 and the Transitional Period in connection with (i) continuing to expand the business focus of the Company by successfully orchestrating the Company's introduction of its 100% Northland brand of blended cranberry juice products in Wisconsin and other selected markets; (ii) completing the construction of the Company's new concentrating plant on time and within budget; (iii) successfully raising over $30 million in the Company's August 1995 public stock offering; and (iv) acquiring three cranberry marshes aggregating 235 productive acres. The Committee also reviewed chief executive officer compensation information from the companies which comprise the Company's peer group index for purposes of comparing total shareholder return and set his salary in the range commensurate within the range of salaries of such other chief executive officers. See "Stock Price Performance Information."

             Since the Company believes its stock option plans have been adopted and are being administered in accordance with Internal Revenue Code Section 162(m), the Committee does not intend currently to take any further action to conform its compensation plans to comply with the regulations proposed under Internal Revenue Code Section 162(m) relating to the $1 million cap on executive compensation deductibility imposed by the Omnibus Revenue Reconciliation Act of 1993.

             By the Compensation and Stock Option Committee:

                  John C. Seramur, Chairman
                  Jerold D. Kaminski
                  Patrick F. Brennan



   Summary Compensation Information

        The following table sets forth certain information concerning compensation paid by the Company for its last three fiscal years to the Company's Chief Executive Officer and the four next highest paid executive officers of the Company whose salary and non-extraordinary bonus payments totaled over $100,000 in fiscal 1996. The persons named in the table below are hereinafter sometimes referred to as the "named executive officers."


                           Summary Compensation Table

                                                                     Regular Stock
    Name and Principal        Fiscal       Annual Compensation       Option Grants        All Other
    Positions                Year(1)    Salary(1)       Bonus(1)    (shares)(1)(2)     Compensation(3)

    John Swendrowski           1996    $315,000       $286,200             16,000         $ 3,365(4)
      President and Chief      1995    $300,000       $      0             16,000         $     0
      Executive Officer        1994    $275,000       $135,250                  0         $     0

    Robert E. Hawk             1996    $114,000       $ 89,720              8,000         $     0
      Executive Vice           1995    $108,000       $      0              8,000         $     0
      President                1994    $100,000       $ 31,000                  0         $75,000

    John A. Pazurek            1996    $ 89,000       $ 63,720              8,000         $ 1,534
      Vice President-          1995    $ 83,000       $      0              8,000         $     0
      Finance, Treasurer       1994    $ 70,000       $ 21,700                  0         $     0
      and Chief Financial
      Officer

    David J. Lukas             1996    $ 82,000       $ 39,360              8,000         $ 1,300
      Vice President-          1995    $ 78,000       $      0              8,000         $     0
      Administration and       1994    $ 65,000       $ 20,150                  0         $     0
      Secretary

    John S. Wilson             1996    $ 74,000       $ 35,520              6,000         $ 1,236
      Vice President-East      1995    $ 70,000       $      0              2,000         $     0
      Coast                    1994    $ 35,000       $ 10,850             10,000         $     0

   __________________________

   (1)  During the Transitional Period, Messrs. Swendrowski, Hawk, Pazurek,
        Lukas and Wilson received salary payments of $131,250, $47,500, $37,083, $34,167 and $30,833, respectively; bonus payments of $100,000, $22,800, $17,800, $8,200 and $7,400, respectively; and
        stock options to purchase 12,000, 6,000, 6,000, 6,000 and 6,000 Class
        A Shares, respectively. No other compensation was paid to the named executive officers during this Transitional Period.

   (2) On April 1, 1996, the Committee made an extraordinary grant of stock options to certain executive officers, including Messrs. Swendrowski, Hawk and Pazurek (Messrs. Lukas and Wilson did not receive extraordinary grants). These extraordinary grants, which are not reflected in the table above, were made to compensate such executive officers for their voluntary agreement to limit the amount of tax offset bonuses associated with their prior receipt of certain stock options in 1987 and 1989. Because of the significant increase in the price of the Company's Class A Shares since the grant date of these options, and in particular since the summer of 1995, the Company would have been required by generally accepted accounting principles to recognize a significant accrued compensation expense and a resultant reduction in reported earnings if these tax offset bonuses would not have been voluntarily limited by the executive officers.
        As a result, Messrs. Swendrowski, Hawk and Pazurek received extraordinary grants of stock options exercisable for 100,000, 40,000 and 24,000 Class A Shares, respectively, at an exercise price equal to 100% of the fair market value of the Class A Shares on the grant date.

   (3) Amounts set forth for fiscal 1996 represent the Company's matching contributions under its 401(k) plan to each respective indicated named executive officers. In fiscal 1994, Mr. Hawk received the indicated payment under his noncompetition agreement with the Company entered into in connection with the Company's January 1989 acquisition of Wildhawk, Inc. Such agreement expired in January
        1994.

   (4) In fiscal 1996 and the Transitional Period, the Company paid approximately $___________ of premiums on a split-dollar insurance policy on the life of Mr. Swendrowski. The foregoing data is excluded from the table above because upon surrender of this policy to the Company or the death of Mr. Swendrowski, these premium payments will be reimbursed in full to the Company. Based on an assumed retirement age of 65, the present value of the excess cash surrender value of all of such policy over the premium payments is estimated to be approximately $__________.



   Stock Options

        The Company currently maintains a 1987, 1989 and 1995 Stock Option Plan. Under the 1989 and 1995 Plans, options to purchase Class A Shares may be granted to key employees, including executive officers, of the Company. The Company's 1987 Stock Option Plan has no remaining available Class A Shares reserved thereunder to accommodate any additional option grants and the 1989 Stock Option Plan has only a very limited number of remaining Class A Shares available to accommodate additional option grants thereunder.

        The following table sets forth information concerning the grants of regular stock options under the Company's 1995 Stock Option Plan during fiscal 1996 to the named executive officers.

                    Regular Option Grants in 1996 Fiscal Year
                                           Percentage of
                                           Total Regular
                              Shares          Options                                       Potential Realizable Value
                            Underlying     Granted to all                                   At Assumed Annual Rates of
                             Regular        Employees in      Exercise                       Stock Price Appreciation
                             Options        1996 Fiscal      Price (per   Expiration          For Option Term(2)(4)
            Name          Granted(1)(2)       Year(2)       share)(2)(3)    Date(2)           5%                  10%


    John Swendrowski           16,000          17.5%           $10.88      4/1/2006           $109,477            $277,438
    Robert E. Hawk              8,000           8.7%           $10.88      4/1/2006            $54,739            $138,719
    John A. Pazurek             8,000           8.7%           $10.88      4/1/2006            $54,739            $138,719
    David J. Lukas              8,000           8.7%           $10.88      4/1/2006            $54,739            $138,719
    John S. Wilson              6,000           6.5%           $10.88      4/1/2006            $41,054            $104,040
    All Optionees              91,662         100.0%           $10.88      4/1/2006           $627,181          $1,589,409
    All Shareholders(5)           N/A            N/A            N/A           N/A          $91,234,672        $231,207,921

  _____________________

   (1) The options reflected in the table are nonqualified stock options under the Internal Revenue Code and were granted on April 1, 1996.
        The options granted to the named executive officers above vested immediately upon grant and must be exercised prior to 10 years after the date of grant. Additionally, during the Transitional Period, Messrs. Swendrowski, Hawk, Pazurek, Lukas and Wilson were granted nonqualified stock options to purchase 12,000, 6,000, 6,000, 6,000 and 6,000 Class A Shares, respectively, which represented 14.1%,
        7.1%, 7.1%, 7.1% and 7.1% of total Transitional Period options granted, respectively. The exercise price per share and the expiration date of the Transitional Period options are $7.25 and 5/17/2005, respectively. The potential realizable values of the Transitional Period options granted to Messrs. Swendrowski, Hawk,
        Pazurek, Lukas and Wilson are $54,714, $27,357, $27,357, $27,357 and
        $27,357, respectively, at an assumed annual stock price appreciation rate of 5%, respectively, and $138,656, $69,328, $69,328, $69,328 and $69,328, respectively, at an assumed annual stock price appreciation rate of 10%. See footnote (4) below.

   (2) On April 1, 1996, the Committee made an extraordinary grant of stock options to certain executive officers, including Messrs.
        Swendrowski, Hawk and Pazurek. These extraordinary grants, which are not reflected in the table above, were made to compensate such executive officers for their voluntary agreement to limit the amount of tax offset bonuses associated with their prior receipt of certain stock options in 1987 and 1989. Because of the significant increase in the price of the Company's Class A Shares since the grant date of such options, and in particular since the summer of 1995, the Company would have been required by generally accepted accounting principles to recognize a significant accrued compensation expense and a resultant reduction in reported earnings if these tax offset bonuses would not have been voluntarily limited by these executive officers. As a result, Messrs. Swendrowski, Hawk and Pazurek received extraordinary stock option grants exercisable for 100,000, 40,000 and 24,000 Class A Shares, respectively, which represented
        54.9%, 22.0% and 13.2% of total extraordinary options granted, respectively. The exercise price per share and the expiration date of the extraordinary options are $10.88 and 4/1/2006, respectively.
        The potential realizable values of the extraordinary options granted to Messrs. Swendrowski, Hawk and Pazurek are $684,237, $273,695 and
        $164,217, respectively, at an assumed annual stock price appreciation rate of 5% and are $1,733,992, $693,597 and $416,158, respectively, at an assumed annual price appreciation rate of 10%.
        See Footnote (4) below.

   (3) The exercise price of options may be paid in cash, by delivering previously issued Class A Shares or any combination thereof.

   (4) The potential realizable values set forth under the columns or referenced in the footnotes above represent the difference between the stated option exercise price and the market value of the Class A
        Shares based on certain assumed rates of stock price appreciation and assuming that the options are exercised on their stated expiration date; the potential realizable values set forth do not take into account applicable tax and expense payments which may be associated with such option exercises. Actual realizable value, if any, will be dependent on the future stock price of the Class A
        Shares on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed rates of stock price appreciation over the ten-year exercise period of the options used in the table above or referenced in the footnotes above are mandated by rules of the SEC and do not represent the Company's estimate or projection of the future price of the Class A Shares on any date.
        There can be no assurance that the stock price appreciation rates for the Class A Shares assumed for purposes of this table or referenced in the footnotes above will actually be achieved.

   (5) Represents corresponding gain to all shareholders on 13,333,874 aggregate Common Shares outstanding on April 1, 1996, calculated based on fair market value of Class A Shares on such date, the date on which the options included in the table were granted.



        The following table sets forth certain information with respect to the named executive officers concerning their unexercised stock options held as of the end of fiscal 1996. No options were exercised by the named executive officers in fiscal 1996 or during the Transitional Period.

               Aggregated Option 1996 Fiscal Year-End Value Table

                           Number of Shares          Value of Unexercised
                          Underlying Options         In-the-Money Options
                       at End of Fiscal 1996(1)    at End of Fiscal 1996(2)
          Name        Exercisable  Unexercisable  Exercisable  Unexercisable

    John Swendrowski      344,000       ---       $ 3,819,520       ---
    Robert E. Hawk        142,000       ---       $ 1,578,660       ---
    John A. Pazurek        96,000       ---       $ 1,052,880       ---
    David J. Lukas         48,000      4,000      $   521,660     $50,000
    John S. Wilson         24,000       ---       $   211,920       ---
    All Optionees         988,692     80,462      $11,303,692     $781,516

   __________________________

   (1) The options reflected in the table are nonqualified stock options under the Internal Revenue Code. The exercise price of each option granted was equal to 100% of the fair market value (last bid price) of the Class A Shares on the date prior to the date of grant. The options granted to Messrs. Swendrowski, Hawk and Wilson vested immediately upon grant and must be exercised prior to 10 years after the date of grant and are currently exercisable. Messrs. Pazurek and Lukas have received some options which vest immediately and others which vest over time. All of Mr. Pazurek's options are now vested. All of Mr. Lukas' option will become fully vested in April 1997.

   (2) The dollar values were calculated by determining the difference between the fair market value of the underlying Class A Shares and the various applicable exercise prices of the named executive officers' outstanding options at the end of fiscal 1996. The last reported sale price of the Company's Class A Shares on the Nasdaq National Market on August 30, 1996 was $18.00 per share.

   Director Compensation

        Commencing in fiscal 1997, directors who are not also Company employees will receive an annual retainer fee of $12,000, together with $500 for each Board and committee meeting attended, and will also be entitled to receive an annual automatic grant of nonqualified stock options under the Company's 1995 Stock Option Plan. Committee chairmen receive an additional $250 for attending each meeting of their committee. Directors who are also Company employees receive no additional compensation for their services as directors. All directors are entitled to reimbursement for their transportation, lodging and meal expenses incurred in attending meetings. Commencing in fiscal 1997, option grants to non-employee directors occur automatically on each August 31 and will be exercisable for 1,000 Class A Shares at an exercise price equal to 100% of the fair market value of the Class A Shares on the date of such grant. Options granted to non-employee directors vest in full one year after the grant date with respect to all shares covered thereby; provided, however, that, if the non-employee director ceases to be a director of the Company by reason of death, disability, or retirement after attaining age 65, prior to the date the option becomes exercisable, the option shall then become immediately exercisable in full. Prior to fiscal 1997, non-employee directors' option grants covered the number of Class A Shares equal to each non-employee director's fees earned as a director of the Company for the fiscal year in which such options were granted divided by the fair market value of the Class A Shares on the date before the grant date. In fiscal 1996, Messrs. Seramur, Brennan, Jones and Kaminski were automatically granted options under the 1995 Stock Option Plan at an exercise price of $17.75 per share to acquire 690, 648, 648 and 676 Class A Shares, respectively.

   Change in Control Arrangements

        The Company has a severance agreement with John Swendrowski which provides that, following a "change in control" of the Company (as defined in the severance agreement), Mr. Swendrowski will be employed for three years in the same position, performing equivalent duties, and at the same location as in effect immediately prior to the change of control. During the employment period, Mr. Swendrowski is entitled to receive a salary based upon his compensation rate in effect at the date of change of control (subject to increase) and to be included in the Company's benefit plans available to other key employees. If during the employment period
   (i) Mr. Swendrowski's employment is terminated by the Company, other than for "cause" (as defined in the severance agreement) or his disability or
   (ii) his duties are changed substantially without his written consent and Mr. Swendrowski terminates his employment as a result, then he will be entitled to receive a lump sum severance payment equal to three times his average base salary over the five years prior thereto, plus the other benefits due under the agreement.

                          STOCK PERFORMANCE INFORMATION

        Set forth below is a line graph comparing the annual percentage change during the last five fiscal years (assuming for this purpose that each such fiscal year ended on August 31 in order to allow for a more meaningful comparison) in the Company's cumulative total shareholder return on the Class A Shares, compared to the cumulative total return of companies included within the Nasdaq Total Return Index and companies in a peer group selected in good faith by the Company. The companies comprising the peer group index include: Alico, Inc., Chalone Wine Group, LTD., J & J Snack Foods Corp., Mauna Loa Macadamia Nut Corp., Orange-Co., Inc., John B. Sanfilippo & Son, Inc., Seneca Foods Corp., Stokely USA, Inc., Sylvan Food Holdings, Inc. and Todhunter International, Inc. The shareholder returns of each of these companies have been weighted based on each such company's relative market capitalization as of the beginning of each period.


                COMPARISON OF FIVE-YEAR TOTAL SHAREHOLDER RETURNS
                        (on a dividend reinvested basis)

                            [STOCK PERFORMANCE GRAPH]



                                  08/31/91   08/31/92   08/31/93  08/31/94  08/31/95   08/31/96

    Northland Cranberries, Inc.      $100       $159      $233      $260       $203       $508
    Peer Group Index                 $100       $ 89      $ 95      $ 88       $ 86       $ 83
    Nasdaq Total Return Index        $100       $109      $143      $149       $201       $226



                           AUTHORIZED SHARES AMENDMENT

   General

             The Board has unanimously approved and recommends that the shareholders approve the Authorized Shares Amendment which would increase the number of authorized Class A Shares from 20,000,000 to 60,000,000 and the number of authorized Class B Shares from 2,000,000 to 4,000,000. The provisions of Article 4 of the Company's Articles of Incorporation, as proposed to be amended by the Authorized Shares Amendment, are set forth in Appendix A to this Proxy Statement.

             Approval of the Authorized Shares Amendment is desired by the Board to ensure that a sufficient number of authorized Class A Shares are readily available for issuance by the Company if appropriate corporate opportunities or purposes should arise. As of the Record Date, out of the 20,000,000 Class A Shares presently authorized, only approximately 3,961,910 are available for subsequent issuance and are not otherwise reserved for specific purposes. By approving an increase in the available authorized number of Common Shares at the Meeting in advance of any specific need, the Board believes that the Company will be able to avoid the delay and expense of obtaining shareholder approval for a similar amendment at a later shareholder meeting in response to a specific need.

             On September 3, 1996, the Company effected a two-for-one stock split in the form of a 100% stock dividend, thereby doubling the number of Class A Shares issued and outstanding. In addition, as of the Record Date, approximately 1,609,602 Class A Shares were reserved for issuance pursuant to existing or potential stock options under the Company's current stock option plans, an additional 50,000 Class A Shares are reserved for distribution pursuant to the Company's 401(k) savings plan which became effective January 1, 1996; and 830,986 Class A Shares remain reserved for issuance under the Company's July 22, 1996 shelf registration statement originally covering up to 1,000,000 Class A Shares which may be issued by the Company from time to time in connection with completing potential future acquisitions of other businesses or properties. Of the 2,000,000 Class B Shares presently authorized, 636,202 were issued and outstanding as of the Record Date. Each Class B Share is convertible at the election of the holder thereof into one Class A Share. Accordingly, 636,202 Class A Shares are currently reserved in the event of the conversion of all issued and outstanding Class B Shares.

             As of the Record Date, and except as outlined above, the Board has not approved any transactions which would require the issuance of additional Common Shares, nor as of the Record Date were there any understandings, agreements, plans or commitments legally obligating the Company to issue additional Shares (although the Company frequently engages in discussions to acquire other cranberry marshes, consideration for which potential acquisitions often involves the potential issuance of additional Class A Shares). The proposed increase in the number of authorized Common Shares effected by the Authorized Shares Amendment is intended to allow the Company flexibility to issue additional Common Shares for, among other purposes, possible future stock splits and stock dividends, issuances from time to time in connection with the acquisition of other companies or product lines, possible future employee stock option or benefit plans, other financing requirements or other general corporate purposes. If the Authorized Shares Amendment is not approved, the Company could not effect another two-for-one stock split as it did in September 1996. The proposed increase in the number of Class B Shares is intended to allow the issuance of additional Class B Shares in connection with the stock splits and stock dividends to maintain proportionality with a concurrent increased number of Class A Shares.

             If the increase in authorized Common Shares is approved, additional Class A Shares could be issued without further shareholder action (unless otherwise required in connection with certain statutory mergers and share exchanges or as may be required by policies of the stock market or exchange on which the Company's securities are then traded) at such time or times and for such consideration as the Board in its discretion determines. However, the Company may not issue any additional Class B Shares, other than pursuant to stock dividends and stock splits as described above, without the approval of a majority of the votes represented by the outstanding Common Shares voting together as a single class. Because the Company's Articles of Incorporation do not provide preemptive rights, shareholders will not have a preferential right to subscribe for their proportionate share of any new issue of Class A Shares unless so provided by the Board. Issuance of any of the proposed Class A Shares, other than as a pro rata distribution to existing shareholders, will dilute the proportionate voting power of existing shareholders.

   Potential Anti-Takeover Effects

             The Company does not view the Authorized Shares Amendment as part of any "anti-takeover" strategy. The Authorized Shares Amendment is not being advanced as the result of any known effort by any party to accumulate Class A Shares or to obtain control of the Company. Issuing additional Class A Shares could, nonetheless, impede or defeat a non-negotiated acquisition of the Company by diluting the ownership interests of a substantial shareholder and thereby increasing the total amount of consideration necessary for a person to obtain control of the Company or increasing the voting power of friendly third parties.

             The aggregate voting power of the Company's Common Shares controlled by the Company's directors and officers in the aggregate could also preclude, or make it more difficult to effect, an acquisition of the Company which is not on terms acceptable to the Company's Board of Directors and management. Additionally, the foregoing could also have the effect of enhancing the ability of the Board and management to maintain their positions with the Company.

             Certain other provisions of the Company's Articles of Incorporation and By-Laws (as well as certain provisions of Wisconsin corporate law) also have or may have an anti-takeover effect. These provisions in the Company's Articles of Incorporation and By-Laws include but are not limited to: (a) the Board's ability, without shareholder approval, to issue shares of preferred stock upon such terms and conditions as it may determine; (b) the three votes per Class B Share; and
   (c) By-Law requirements governing the nomination of directors, the calling of special shareholder meetings and the raising of matters for consideration at shareholder meetings.

   Vote Required

             The affirmative vote of the holders of a majority of the votes represented by the Common Shares represented and voted at the Meeting, voting together as a single class, is required to approve the Authorized Shares Amendment. Any Common Shares not voted at the Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact regarding the proposal to approve the Authorized Shares Amendment.

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AUTHORIZED SHARES AMENDMENT. COMMON SHARES REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE AUTHORIZED SHARES AMENDMENT.


                              CERTAIN TRANSACTIONS

        Mr. Swendrowski is a general partner in Cranberry Hills Partnership, a Wisconsin general partnership ("Cranberry Hills"). In fiscal 1996, the Company accrued $64,079 in payment obligations to Cranberry Hills in consideration for certain lease rights and a right of first refusal assigned to the Company. The Company believes the terms of the foregoing transactions are no less favorable to the Company than could have been obtained from an unaffiliated third party.

   Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Shares, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations from the Company's executive officers, directors and greater than 10% beneficial owners, other than as set forth below, such persons complied with all Section 16(a) filing requirements in fiscal 1996. However, in the Transitional Period, John S. Wilson, Vice President-East Coast, did not timely file one Form 4 covering one transaction for his purchase of 200 Class A Shares.


                                 OTHER MATTERS

        The Board has reappointed Deloitte & Touche LLP to serve as the Company's independent auditors for fiscal 1997. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

        The election of directors and approval of the Authorized Shares Amendment are the only matters known to the Board which will be presented for shareholder consideration at the Meeting. For other business to be properly brought before the Meeting by a shareholder, such shareholder must give written notice of such proposed business complying with the Company's By-laws to the Secretary of the Company not less than 30 days in advance of the Meeting. If any other business or matters should properly come before the Meeting, the proxies named in the accompanying proxy will vote on such business or matters in accordance with their best judgment.

        The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Class A Shares.

        UPON THE WRITTEN REQUEST OF ANY COMPANY SHAREHOLDER, ADDRESSED TO
   THE SECRETARY OF THE COMPANY, 800 FIRST AVENUE SOUTH, P. O. BOX 8020, WISCONSIN RAPIDS, WISCONSIN 54495-8020, THE COMPANY WILL PROVIDE TO SUCH SHAREHOLDER WITHOUT CHARGE A COPY OF ITS FISCAL 1996 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SEC.

        Any shareholder proposal intended for consideration at next year's annual meeting of shareholders must be received by the Company no later than July 30, 1997 in order to be considered for inclusion in the Company's Proxy Statement and proxy for that meeting. A shareholder that otherwise intends to present business at the Company's 1998 annual meeting of shareholders must comply with the requirements set forth in the Company's By-laws, as described above.

                                 NORTHLAND CRANBERRIES, INC.

                                 [PRINTER TO INSERT SIGNATURE]

                                 David J. Lukas
                                 Vice President Administration, Corporate
                                 Counsel and Secretary

   Wisconsin Rapids, Wisconsin
   November 27, 1996

                                                                   APPENDIX A

                            Proposed Amendment to the
                            Articles of Incorporation
                       Increasing the Number of Authorized
                           Class A and Class B Shares

             The proposed additions to the first sentence of Article 4 of the Company's current Articles of Incorporation that would be effected if the Authorized Shares Amendment is approved are underlined and the proposed
   deletions have been indicated by overstriking:   [EDGAR only:  Additions
   set off between forward slashes and deletions are between brackets.]

                                    Article 4

             The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is /Sixty-Nine Million (69,000,000)/ [Twenty-Seven Million (27,000,000)] shares, consisting of:
   (i) /Sixty Million (60,000,000)/ [Twenty Million (20,000,000)] shares of a class designated as "Class A Common Stock," with a par value of one cent ($.01) per share; (ii) /Four Million (4,000,000)/ [Two Million (2,000,000)] shares of a class designated as "Class B Common Stock," with a par value of one cent ($.01) per share; and (iii) Five Million (5,000,000) shares of a class designated as "Preferred Stock," with a par value of one cent ($.01) per share.

                                     [WHITE]

                                PRELIMINARY COPY

                           NORTHLAND CRANBERRIES, INC.
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 8, 1997
                                    P R O X Y
                            FOR CLASS A COMMON STOCK


    PLEASE MARK,   The undersigned hereby appoints John Swendrowski and LeRoy J.
    SIGN, DATE     Miles, and each or either of them, as proxies, each with the
    AND RETURN     power to appoint his substitute, and hereby authorizes each
    THIS PROXY     or either of them to represent and to vote, as designated
    CARD           below, all the shares of Class A Common Stock of Northland
    IMMEDIATELY    Cranberries, Inc., held of record by the undersigned on
    USING THE      November 25, 1996 at the annual meeting of shareholders
    ENCLOSED       scheduled to be held on January 8, 1997 and at any
    ENVELOPE       adjournment thereof.

    PLEASE DO      1.    Election of Directors.
    NOT FOLD
                        [_] FOR all seven nominees       [_]  WITHHOLD AUTHORITY
                            listed below (except              to vote for all
                            as marked to the contrary         seven nominees
                            below)                            listed below

    THIS PROXY IS  PATRICK F. BRENNAN, ROBERT E. HAWK, JEFFREY J. JONES, JEROLD
    SOLICITED ON   D. KAMINSKI, LEROY J. MILES, JOHN C. SERAMUR AND JOHN
    BEHALF OF THE  SWENDROWSKI
    BOARD OF
    DIRECTORS
                   (INSTRUCTION:   To withhold authority to vote for any
                   individual nominee, write that nominee's name on the space provided below.)

                   2. Approval of the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of Class A Common Stock, $.01 par value, from 20,000,000 to 60,000,000, and to increase the number of authorized shares of Class B Common Stock, $.01 par value, from 2,000,000 to 4,000,000.

                             [_]  FOR       [_]  AGAINST        [_]  ABSTAIN




                                     (continued on reverse side)

                                    (continued from reverse side)

                   3. In their discretion, upon such other business as may properly come before the meeting and at any adjournment thereof.

                         The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and the 1996 Annual Report to Shareholders and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

                         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the seven director nominees indicated above, FOR Item 2 and on such other business as may properly come before the meeting in accordance with the best judgment of the proxies named herein.



                        Dated:          , 199__



                                                 Signature(s) of Shareholder(s)



                 PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     [WHITE]

                                PRELIMINARY COPY

                           NORTHLAND CRANBERRIES, INC.

                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 8, 1997
                                    P R O X Y
                            FOR CLASS B COMMON STOCK


  PLEASE MARK,     The undersigned hereby appoints John Swendrowski and LeRoy
  SIGN, DATE AND   J. Miles, and each or either of them, as proxies, each with
  RETURN THIS      the power to appoint his substitute, and hereby authorizes
  PROXY CARD       each or either of them to represent and to vote, as
  IMMEDIATELY      designated below, all the shares of Class B Common Stock
  USING THE        of Northland Cranberries, Inc., held of record by the
  ENCLOSED         undersigned on November 25, 1996 at the annual meeting
  ENVELOPE         of shareholders scheduled to be held on January 8, 1997
                   and at any adjournment thereof.

    PLEASE DO        1.   Election of Directors.
    NOT FOLD
                     [_]  FOR all seven nominees     [_]   WITHHOLD AUTHORITY to
                     listed below (except as               vote for all seven
                     marked to the contrary                nominees listed below
                     below)

 THIS PROXY IS    PATRICK F. BRENNAN, ROBERT E. HAWK, JEFFREY J. JONES,
 SOLICITED ON     JEROLD D. KAMINSKI, LEROY J. MILES, JOHN C. SERAMUR
 BEHALF OF THE    AND JOHN SWENDROWSKI
 BOARD OF
 DIRECTORS        (INSTRUCTION:   To withhold authority to vote for any
                  individual nominee, write that nominee's name on the space provided below.)


                  2. Approval of the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of Class A Common Stock, $.01 par value, from 20,000,000 to 60,000,000, and to increase the number of authorized shares of Class B Common Stock, $.01 par value, from 2,000,000 to 4,000,000.

                         [_]  FOR       [_]  AGAINST        [_]  ABSTAIN



                                         (continued on reverse side)

                                        (continued from reverse side)


                  3. In their discretion, upon such other business as may properly come before the meeting and at any adjournment thereof.

                       The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and the 1996 Annual Report to Shareholders and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

                       This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.
                       If no direction is made, this proxy will be voted FOR the seven director nominees indicated above, FOR Item 2 and on such other business as may properly come before the meeting in accordance with the best judgment of the proxies named herein.



                          Dated:        , 199__



                                                Signature(s) of Shareholder(s)



               PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.